________________________________________________________________________________
                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                   FORM 8-K

                       ________________________________

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                        Date of Report:  April 15, 2002
                       (Date of earliest event reported)

                       ________________________________


                         VERSACOM INTERNATIONAL, INC.
            (Exact name of registrant as specified in its charter)

                       ________________________________



            UTAH                             2-86724D                           87-0396692
(State or other jurisdiction of       (Commission File Number)       (IRS Employer Identification
of incorporation or organization)                                                No.)

                            6222 Tower Lane, Suite B
                               Sarasota, FL 34240
               (Address of principal executive offices, zip code)

                                 (941) 341-9777
              (Registrant's telephone number, including area code)

                 (Former Address, if changed since last report)

________________________________________________________________________________
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Item 5.  Other Events.
----------------------

          Versacom International, Inc. ("the Company") will not be able to file its annual report on Form 10-KSB on or before April 15, 2002 since the audit of the Company's financial statements has been delayed due to its inability to obtain necessary financial information from its subsidiaries Telnet Dynamics International, Inc. ("TDI") and Wolf Communications, Inc. ("Wolf"), which were acquired by the Company in fiscal 2001. This delay in filing the annual report will cause an "E" to be placed next to the Company's trading symbol.

          The principals of each of TDI and Wolf dispute the acquisition of those companies by the company and have refused to turn over to the Company financial information necessary for the Company's auditors to complete audited consolidated financial statements that include those two operating subsidiaries. In addition, the former principals of TDI and Wolf have refused to turn over to the Company revenue from their respective operations as a result of a dispute between the Company and them. The Company was not able to resolve the disputes it has with the former principals of TDI and Wolf and is pursuing legal recourse against them. Thus, the Company is not collecting an revenue or financial information from TDI and Wolf and cannot predict when, if ever, it may have access to such revenue or information.

          Therefore, the Company has instructed its auditors to proceed to complete the financial statements without the results of operations from either Wolf or TDI. When such financial statements are completed, the Company will file the Form 10-KSB with the SEC.

                                      -2-
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                                 Signature Page


          Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        VERSACOM INTERNATIONAL, INC.


Date: April 15, 2002            By:        /s/ John Kaiser
                                    -------------------------------------------
                                           John Kaiser, Chief Executive Officer